SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934
                        (Amendment No. )
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                    Filed by the Registrant                 / X /
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           Filed by a party other than the Registrant       /   /
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CHECK THE APPROPRIATE BOX:
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/   /     Preliminary Proxy Statement
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/   /     Confidential, for Use of the Commission Only (as
----      permitted by Rule 14a-6(e) (2))

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/   /     Definitive Proxy Statement
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/ X /     Definitive Additional Materials
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/   /     Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----      Sec. 240.14a-12

                 PUTNAM HIGH QUALITY BOND FUND
        (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement, if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

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/ X /     No fee required
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/   /     Fee computed on table below per Exchange Act Rule 14a
----      6(i)(1) and 0-11

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
          (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

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/   /     Fee paid previously with preliminary materials.
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/   /     Check box if any part of the fee is offset as provided
----           by Exchange Act Rule 0-11(a)(2) and identify the
          filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:


                                   George Putnam
                                   Chairman of the Trustees
                                   The Putnam Funds
                                   One Post Office Square
                                   Boston, Massachusetts  02109
(Standard Putnam letterhead)

Dear Shareholder:

Enclosed please find several documents, including a proxy statement soliciting your proxy as a shareholder of Putnam High Quality Bond Fund. Please take a few moments to review this important material regarding the proposed merger of your fund into Putnam American Government Income Fund.

THE TRUSTEES ARE RECOMMENDING APPROVAL OF THE MERGER OF PUTNAM HIGH QUALITY BOND FUND INTO PUTNAM AMERICAN GOVERNMENT INCOME FUND. THE MERGER WOULD RESULT IN AN EXCHANGE OF YOUR CURRENT SHARES, AT NET ASSET VALUE, FOR SHARES OF PUTNAM AMERICAN GOVERNMENT INCOME FUND.

Larger funds typically have lower expense ratios. Therefore, Putnam Management and the Trustees believe merging the relatively small Putnam High Quality Bond Fund into a larger fund with a similar strategy and objective will be more cost-efficient and in the best interests of shareholders.

The enclosed proxy statement explains the proposal and the reasons for the merger in greater detail and also includes a prospectus and the most recent annual report of Putnam American
Government Income Fund.

TO MAKE GIVING YOUR PROXY FASTER AND MORE CONVENIENT FOR YOU, WE HAVE ARRANGED FOR A METHOD FOR YOU TO RECORD YOUR VOTING
INSTRUCTIONS VIA THE INTERNET. IF YOU CHOOSE TO RECORD YOUR VOTING INSTRUCTIONS BY THIS METHOD DO NOT MAIL THE ENCLOSED PROXY CARD. PLEASE SEE THE ENCLOSED MATERIAL FOR INSTRUCTIONS ON HOW TO VOTE IN THIS WAY.

Completing your proxy promptly will prevent the fund from having to send out additional mailings. If you have any questions about the proposal under consideration, please do not hesitate to call
1-800-225-1581.

Sincerely,

/s/George Putnam
George Putnam
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